Exhibit 99.9

Natural Alternatives International, Inc.

Announces Temporary Plant Closure and Employee Furloughs

CARLSBAD, CALIF, August 16, 2023 /PRNewswire/ --Natural Alternatives International, Inc. ("NAI") (Nasdaq: NAII), a leading formulator, manufacturer, and marketer of customized nutritional supplements, today announced a temporary closure of its new facility in Carlsbad, California, opened earlier this year to expand NAI’s production and add high-speed powder blending and packaging to its manufacturing capabilities, with an initial objective of handling current and estimated orders from one of its largest customers.

Due to this customer’s efforts to rebalance supply and demand, it is temporarily ceasing purchases from Natural Alternatives. As a result, NAI has determined to temporarily close its new high-speed powder blending and packaging facility and has provided sixty days advance notice to most of the staff at that facility, who will be furloughed starting in early October and lasting until approximately December 31, 2023. NAI currently expects these economic factors will be short lived, and in order to influence furloughed employees to return, NAI will pay for the health insurance costs of all furloughed employees during the employee’s furlough period, through December 31, 2023. NAI expects to begin shipping new orders to this customer during the first quarter of calendar 2024.

Reduction of these anticipated orders and the closure of the facility is anticipated to have an adverse effect on our results of operations and financial condition primarily during the last calendar quarter of this year, and possibly into the early part of 2024.

Mark A. Le Doux, Chairman and Chief Executive Officer of NAI stated, “Despite the recent volatility in our industry, we remain optimistic about the long-term growth trends for nutritional supplements. We anticipate continued near term headwinds associated with both the overall macro-economic environment and factors specific to our industry. We will continue to aggressively seek opportunities to increase our sales, our customer base, and evaluate further cost reduction opportunities.”

NAI, headquartered in Carlsbad, California, is a leading formulator, manufacturer and marketer of nutritional supplements and provides strategic partnering services to its customers. Our comprehensive partnership approach offers a wide range of innovative nutritional products and services to our clients including scientific research, clinical studies, proprietary ingredients, customer-specific nutritional product formulation, product testing and evaluation, marketing management and support, packaging and delivery system design, regulatory review and international product registration assistance. For more information about NAI, please see our website at http://www.nai-online.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that are not historical facts and information. These statements represent our intentions, expectations and beliefs concerning future events, including, among other things, our ability to increase sales to new and existing customers, our ability to retain and hire new employees when the cause of the current furloughs lift, and our future revenue profits and financial condition. We wish to caution readers these statements involve risks and uncertainties that could cause actual results and outcomes for future periods to differ materially from any forward-looking statement or views expressed herein. NAI's financial performance and the forward-looking statements contained herein are further qualified by other risks, including those set forth from time to time in the documents filed by us with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K.

SOURCE - Natural Alternatives International, Inc.

CONTACT – Michael Fortin, Chief Financial Officer, Natural Alternatives International, Inc., at 760-736-7700 or investor@nai-online.com.

Website: http://www.nai-online.com